UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2019

_____________________________

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

_____________________________

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares. no par value per share	NRTHF	OTC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2019, Reinout Oussoren, the Interim Co-Chief Executive Officer of Northern Power Systems Corp. (“NPS Corp” or the “Company”) and NPS Corp’s US subsidiary Northern Power Systems, Inc. (“NPS Inc.”), provided the Board of Directors with a notice of his resignation from his position as Interim Co-Chief Executive Officer of NPS Corp and NPS Inc., effective immediately. Mr. Oussoren continues to serve as an officer and director of Northern Power Systems SRL (“NPS SRL”), NPS Inc.’s wholly-owned operating subsidiary in Italy. There is no current intention to fill the vacancies resulting from Mr. Oussoren’s resignation.

Item 8.01. Other Events.

As previously disclosed, on February 7, 2019, NPS Inc. entered into the Second Amended and Restated Forbearance Agreement by and between Comerica Bank and NPS Inc. (the “Amended Forbearance Agreement”). On May 29, 2018, Comerica informed NPS Inc. that NPS Inc. was not currently in compliance with two covenants (collectively, the “Covenants”) under the Loan as defined in Item 2.01 above. Ultimately, Comerica and NPS Inc. entered into (i) a Forbearance Agreement dated August 2, 2018 which the Company previously disclosed on a Form 8-K dated August 2, 2018 and an Amended and Restated Forbearance Agreement dated November 30, 2018 which the Company previously disclosed on a Form 8-K dated December 4, 2018 (the “Forbearance Agreement). The Amended Forbearance Agreement amends and restates the Forbearance Agreement. As of April 1, 2019, NPS Inc. is in breach of its obligations under the Amended Forbearance Agreement and Comerica may call the Loan at any time. Further, Comerica demanded NPS Inc. pay-off the Loan in its entirety as of April 30, 2019.  NPS Inc. was unable to meet Comerica’s demand and satisfy its obligations under the Loan. As of June 11, 2019, NPS Inc. an aggregate of $193,709.35 is due and payable to Comerica by NPS Inc. under the Loan.

Continued and prolonged cash constraints, the on-going breach of the Amended Forbearance Agreement, the current lack of accessible commercial loans or other financing and the continued delay in the implementation of a new Feed in Tariff in Italy with respect to distributed wind have significantly strained the Company operationally, commercially and financially. For example, NPS Inc. has reduced its US-operations to three (3) employees, one of which is part-time and has been unable to execute and satisfy potential commercial orders. NPS Inc.’s wholly-owned operating subsidiary in Italy, NPS SRL, currently has twelve (12) employees and continues to maintain and service NPS and other 3rd party turbines in Italy. The Company continues to explore all strategic alternatives, transactions and other related actions.

It is uncertain if the Company’s efforts (i) to address its cash constraints and its legal difficulties with Comerica and/or (ii) to effect one or more strategic transactions will be successful in the near term, if at all. Even if the Company is successful in identifying and completing a strategic transaction, the likelihood of any economic return to the equity owners of the Company at this point is remote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: June 11, 2019	By:	/s/William St. Lawrence
	Name:	William St. Lawrence
	Title:	Chief Executive Officer